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                                                                 EXHIBIT (d)(30)

                                     FORM OF
                               PACIFIC SELECT FUND
                                  FEE SCHEDULE
                         A I M CAPITAL MANAGEMENT, INC.

                               Portfolio:  Blue Chip Portfolio

         The Adviser will pay to the Portfolio Manager a monthly fee based on an annual percentage of the average daily net assets of the Blue Chip Portfolio according to the following schedule:

                           0.50% of the first $250 million
                           0.45% on the next $250 million
                           0.40% on excess


                               Portfolio: Aggressive Growth Portfolio

         The Adviser will pay to the Portfolio Manager a monthly fee based on an annual percentage of the average daily net assets of the Aggressive Growth Portfolio according to the following schedule:

                           0.55% of the first $50 million
                           0.50% on the next $50 million
                           0.45% on excess


         These fees for services shall be prorated for any portion of a year in which the Agreement is not effective.

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         IN WITNESS WHEREOF, the parties hereto have caused this Fee Schedule to be executed as of ______________, 2003.

                                         PACIFIC LIFE INSURANCE COMPANY

Attest:                                  By:____________________________
-----------------------------
Name:  Laurene E. MacElwee               Name:  Glenn S. Schafer
Title: Assistant Vice President          Title: President


Attest:                                  By:____________________________
-----------------------------
Name:  Laurene E. MacElwee               Name:  Audrey L. Milfs
Title: Assistant Vice President          Title: Vice President and Secretary


                                         A I M CAPITAL MANAGEMENT, INC.


Attest:                                  By:____________________________
-----------------------------
Name:                                    Name:
Title:                                   Title:



                                         PACIFIC SELECT FUND

Attest:                                  By:_____________________________
-----------------------------
Name:  Audrey L. Milfs                   Name:  Glenn S. Schafer
Title: Secretary                         Title: President